EXHIBIT 1

                             JOINT FILING AGREEMENT

      We, the undersigned, agree that the attached Schedule 13G relating to the common stock of American Bank Note Holographics, Inc., is filed on behalf of each of us.

Date: July 22, 2003

                                            LEVY, HARKINS & CO., INC.

                                            By:   /s/ Michael J. Harkins
                                                --------------------------------
                                            Name:
                                            Title:

                                            THE GRACY FUND, L.P.

                                            By:    /s/ Edwin A. Levy
                                                --------------------------------
                                            Name:  Edwin A. Levy
                                            Title: General Partner

                                            By:    /s/ Michael J. Harkins
                                                --------------------------------
                                            Name:  Michael J. Harkins
                                            Title: General Partner


                                                   /s/ Edwin A. Levy
                                            ------------------------------------
                                            Edwin A. Levy


                                                  /s/ Michael J. Harkins
                                            ------------------------------------
                                            Michael J. Harkins